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                                                                    EXHIBIT 99.4

                              CONSULTING AGREEMENT

         This Consulting Agreement is entered into and effective this 1st day of February, 1996, by and between the Table Mountain Rancheria, P. O. Box 410, Friant, California 93626, a federally recognized Indian Tribe (hereafter "Table Mountain" or the "Band") and American Casino Enterprises, Inc., 6243 Industrial Road, Las Vegas, Nevada 89118, a Nevada corporation (hereafter "Consultant").

                                    RECITALS

         WHEREAS, the Band is a federally recognized Indian Tribe possessing sovereign powers over the Table Mountain Rancheria in Fresno County, California; and

         WHEREAS, the Band desires to expedite the development of the economy of the Table Mountain Rancheria in order to improve tribal self-government and economic self-sufficiency, to enable the Band better to serve the social, economic, educational and health needs of its members and to provide its members with opportunities to improve their own economic circumstances without having to work outside of the Rancheria community; and

         WHEREAS, the Band has established and is now operating a Tribal Gaming Enterprise as the best feasible means by which to accomplish the Band's objectives as described in the preceding paragraph (hereafter the "Enterprise") and


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         WHEREAS, the Enterprise is managed by the Band through a Management
Committee appointed by the Band's governing body and comprised solely of members of the Band; and

         WHEREAS, the Band and the Management Committee require technical assistance, advice, training and consulting services in connection with the operation and business affairs of the Enterprise in order to maximize the revenues and employment opportunities derived by the Band from the Enterprise; and

         WHEREAS, the Band has determined that Consultant can provide the technical assistance, advice, training and consulting services required by the Band while respecting the sovereign rights and authority of the Band; and

         WHEREAS, the parties acknowledge and agree that under this Agreement, Consultant shall not manage, direct, control or have a vote concerning any aspect of the Enterprise, the management of which shall be exercised exclusively by the Band.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I.       ENGAGEMENT OF CONSULTANT AND SCOPE OF CONSULTING SERVICES

         A.       ENGAGEMENT OF CONSULTANT

         The Band has and shall continue to have the sole proprietary interest in and management responsibility for the conduct of all gaming activities conducted by the Enterprise. The Band is seeking technical assistance and expertise in the operation of its gaming activities and hereby retains and engages the Consultant to provide



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consulting services to the Band and the Enterprise, and to the
Enterprise's management and employees as specified herein.

         B.       CONSULTING SERVICES

         Consultant shall consult with and provide technical assistance, training and advice to the Band, members of the Management Committee of the Enterprise and to Enterprise employees and staff, in accordance with paragraph E below, concerning all matters relating to the operation and business activities of the Enterprise including but not limited to organization and administration, planning and development, gaming activities, internal controls and accounting procedures, cage operations, engineering and maintenance, housekeeping, human resources, management information services, marketing and advertising, purchasing, surveillance, security, and food and beverage operations, all as set forth in more detail in Exhibit A, attached hereto.

         C.       EXPANSION OF GAMING FACILITIES

         In the event that the Band acts to expand the Enterprise or to add additional gaming facilities during the term of this Agreement, Consultant will provide the above-described consulting services with respect to any new or expanded gaming facilities developed by the Band during the term of this Agreement.

         D.       COOPERATIVE EFFORTS

         Both parties to this Agreement shall exercise their best efforts to fully cooperate with each other in the performance of the services to be rendered hereunder, provided, however, that it



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shall be within the sole discretion of the Band to determine whether or not to act upon or implement the technical assistance, consultation or advice provided by Consultant.

         E.       SERVICES PROVIDED AT DIRECTION OF BAND

         The determination as to what specific consulting services [identified in Exhibit A] shall be provided by Consultant, and the format in which the Consultant's reports or recommendations are to be provided shall be determined exclusively by the Band, and the consulting services provided hereunder shall be performed by Consultant in accordance with and under such tribal direction.

                  1. The Consultant has provided the Band with a list of areas (Exhibit A) in which it is prepared to provide consulting services. The Consultant will update this list as necessary during the term of this Agreement.

                  2. The Band shall, from time to time and after consultation with the Consultant, identify and issue consulting assignments for specific tasks to be performed by the Consultant.

                  3. The Consultant will perform in accordance with the terms of this agreement in order to accomplish the consulting assignments issued by the Band. Consultant will report to Band on all work performed under each consulting assignment.

                  4. Payment under this Agreement shall be conditioned upon compliance by the Consultant with the terms and conditions of this Agreement. The Band's Management Committee shall review the work performed by the Consultant on a monthly basis, but the decision to adopt, approve or implement any proposal, suggestion or



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recommendation made by Consultant shall rest exclusively with the Band.

II.      NO MANAGEMENT SERVICES PROVIDED

         The parties expressly acknowledge that this is a Consulting Agreement and that Consultant shall not engage in any management activities or perform any management services with respect to the Enterprise or any future gaming facilities of the Band. It is expressly agreed that neither Consultant nor any of its officers, directors or employees shall serve on the Management Committee of the Enterprise or have any vote in the deliberations of the Management Committee.

III.     TERM OF AGREEMENT

         A.       TERM

         This Agreement shall have a term which commences on the Effective Date, as defined below, and which continues for a period of twenty-seven (27) months thereafter, unless sooner terminated under Section III.B or Section VII.

         B.       EARLY TERMINATION AND BUY OUT BY BAND

         At any time after the first full year of this Agreement, the Band, in its sole discretion, may serve notice on Consultant of its intention to terminate this Agreement under this Section III.B. Such notice of early termination shall be effective nine (9) months after its receipt by Consultant, and this Agreement shall remain in full force and effect during that nine (9) month notice period.



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After the nine (9) month notice period, Consultant shall have no further obligations to the Band under this Agreement including those under Section IV; provided, however, that the Band shall be obligated to make termination payments to Consultant in the amount of Ninety Thousand Dollars ($90,000.00) per month for each and every month remaining under the initial twenty-seven (27) month term of this Agreement.

         C.       EFFECTIVE DATE

         This Agreement shall be effective on the date that it is executed on behalf of both parties.

IV.      EXCLUSIVITY

         Consultant agrees that during the term of this Agreement, it will not provide consulting services to any other Indian Tribe or Band engaged in gaming activities located within one hundred fifty (150) miles of the Table Mountain Rancheria without the prior written approval of the Band.

V.       CONFIDENTIALITY

         The parties agree that they will not disclose the financial terms of this Agreement to third parties unless such disclosure is required by federal, state or tribal law or regulation, provided, however, that nothing contained herein shall be deemed to prohibit Consultant from making public disclosures required by law as a publicly held corporation. Consultant further agrees that it will not disclose to third parties business and financial information of



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a confidential nature concerning the Enterprise that it learns in the course of carrying out its duties under this Agreement, including, but not limited to, information concerning revenues, numbers of patrons, expenses, financial plans, or budgets. Upon written request of one party, the requirements of this Section may be waived by the other party in writing, such waiver to be conditioned on whatever terms are included in the written waiver.

VI.      COMPENSATION OF CONSULTANT

         In consideration of the satisfactory performance of the consulting services as described herein, Consultant shall receive from the Band, on a monthly basis during the term of this Agreement, compensation payable as follows:

         A.       BASE CONSULTING FEE

         Consultant shall receive a Base Consulting Fee of Ninety Thousand Dollars ($90,000.00) per month. The Base Consulting Fee shall be paid to the Consultant by the fifth (5th) day of the following month.

         B.       ADDITIONAL CONSULTING FEE

         In addition to the Base Consulting Fee, Consultant shall be paid an Additional Consulting Fee in any month in which the Net Revenue of the Enterprise (before the payment of any Consulting Fees) exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00). The Additional Consulting Fee shall be Ninety Thousand Dollars ($90,000.00) for each increment of Five Hundred Thousand Dollars ($500,000.00) of Net Revenue, or any portion



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thereof, above One Million Five Hundred Thousand Dollars ($1,500,000.00) for
that month.

         Any Additional Consulting Fee payable under this Agreement shall be paid to Consultant by the twentieth (20th) day of the following month.

         C.       NO PERCENTAGE FEES

         Nothing contained herein shall authorize or permit the calculation of any Consulting Fee based upon a percentage of gross or net revenue of the Enterprise.

         D.       GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         For purposes of this Section VI, Net Revenue of the Enterprise shall be calculated in accordance with generally accepted accounting principles, but shall not include any Consulting Fees paid or payable under this Agreement.

VII.     TERMINATION

         A.       TERMINATION FOR CAUSE

                  1. Either party may terminate this Agreement for the following causes:

                           (a)      Committing or knowingly allowing to be
committed any act of theft or embezzlement; however, theft or embezzlement by an officer or employee of Consultant without Consultant's knowledge shall not be cause for termination of this Agreement, as long as Consultant repays to the Enterprise all sums which said officer or employee may have stolen, or embezzled, as soon as Consultant becomes aware of facts from which a reasonable



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person would conclude that such acts occurred.

                           (b)      Committing or allowing to be committed any
material breach of the Agreement. A material breach of this Agreement shall be a failure of either party to perform any duty or obligation required of a party under this Agreement.

                           (c)      A material breach of any of Consultant's
representations that adversely affects its ability to carry out its responsibilities under this Agreement.

                  2. Neither party may terminate this Agreement on grounds of material breach unless it has provided written notice to the other party of its intention to declare a default and to terminate this Agreement, and the defaulting party fails to cure or take substantial steps to cure the default within twenty (20) days of receipt of such notice. The discontinuance or correction of the material breach shall constitute a cure thereof.

                  3. In the event of termination on account of Consultant's breach, all undistributed Enterprise funds to which Consultant otherwise would be entitled under this Agreement shall be placed in an interest-bearing escrow account for an initial period of 120 days; if Consultant acts within that time to invoke its remedies under Section VII.B of this Agreement, such funds shall remain in that account until the dispute has been resolved.

                  4.       If Consultant fails to invoke its remedies under
Section VII.B of this Agreement within 120 days after termination on account of its breach, the funds in said account shall be released to the Band at the end of that period. Otherwise, the



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funds shall remain in the account until the dispute has been finally resolved or adjudicated, at which time the funds and accrued interest will be released to the prevailing party. In addition, if the dispute is resolved in favor of the Band, the Band shall be paid all the sums owed to it by Consultant as of the date of termination.

         B.       REMEDIES FOR BREACH

                  1. Consultant shall in good faith attempt to resolve any grievances, complaints or disputes that are brought to its attention by the Management Committee. The Management Committee will also notify Consultant in writing of any serious problems with Consultant's performance at Consultant's address of record. Within ten (10) days of receipt of such notice, unless the problem has been resolved, Consultant shall meet and confer in good faith with the Management Committee to determine what remedial action, if any, is necessary.

                  2. Subject to the limitations set forth in subsection 1, either party to this Agreement may seek appropriate relief in a United States District Court, unless the parties agree to an alternative forum, for the breach of the Agreement by the other party. In the event that the United States District Court determines that it cannot exercise jurisdiction over such a claim, then and only then may the parties seek relief in the appropriate California state court. The limitations on remedies for breach are as follows:



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                           (a)      The only breaches by the Band for which an
action may be brought hereunder by Consultant shall be the failure to pay compensation when and in amounts due, and the premature termination of this Agreement without good cause unless authorized under Section III.B.

                           (b)      The Band's limited waiver of its sovereign
immunity hereunder extends only to a direct action by Consultant for money damages, specific performance, injunctive relief, and/or declaratory relief for the Band's breach of this Agreement by Consultant.

                           (c)      The Band's maximum liability for money
damages for breach of this Agreement shall not exceed an amount equal to what Consultant reasonably could be expected to have earned as compensation between the date of the Band's breach and the remainder of the term of this Agreement.

                           (d)      The only assets or income of the Band which
may be subject to levy and execution in the event that a judgment is entered against the Band for its breach of this Agreement shall be the revenues of the Enterprise during the term of this Agreement which but for the Band's breach, would have been paid to Consultant as compensation during the remainder of the term of this Agreement had it not been breached.

VIII.    NOTICE

         Any notice required to be given pursuant to this Agreement shall be delivered by Express Mail or overnight courier service,



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addressed as follows:

                           to the Band:

                           Vern Castro, Chairman
                           Table Mountain Rancheria
                           P.O. Box 410
                           Friant, CA 93626

                           and to Consultant at:

                           Ronald J. Tassinari, President
                           American Casino Enterprises, Inc.
                           6243 Industrial Road
                           Las Vegas, NV 89118

                           or to their designees.

IX.      COVENANT OF GOOD FAITH AND FAIR DEALING

         Consultant and the Band hereby specifically warrant and represent t
o each other that neither shall act in any manner which would cause this Agreement to be altered, amended, modified, canceled, or terminated (except for cause) without the consent of the other.

X.       WAIVER OF SOVEREIGN IMMUNITY

         The Band waives its sovereign immunity from suit solely for purposes of enforcement of the terms of this Agreement. This waiver is a limited waiver of immunity, and any damages which may arise as a result of the Band's or its officially recognized representatives' action shall be limited exclusively to the Band's interest in revenues derived from the operation of the Enterprise as set forth in Section VII.B.2(c) and (d). This limited waiver



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of sovereign immunity is granted solely for purposes of implementing this
Agreement and shall be regarded as a limited waiver of sovereign immunity in any subsequent court proceeding commenced for purposes of enforcing the terms of this Agreement. Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this Agreement or as a waiver with respect to any such third person or entity.

XI.      ASSIGNMENT, SUBCONTRACTS AND REPRESENTATIONS

         A. Consultant shall not assign or subcontract any of its obligations under this Agreement without the Band's written consent, provided that Consultant may assign this contract unilaterally to a wholly owned subsidiary of Consultant as long as said subsidiary does not involve any change in principals, directors, partners or ownership.

         B. The Band and Consultant further warrant and represent that they shall take all actions necessary to insure that this Agreement shall remain in good standing at all times and will fully cooperate with each other in achieving the goals of this Agreement.

         C. Consultant further specifically warrants that no officer, director, or employee of Consultant, presently is charged with or has been convicted of any crime involving theft, fraud, misrepresentation, embezzlement or other acts of dishonesty, and that no person convicted of any such act knowingly will be allowed to become an officer, director or employee of Consultant.



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XII.     AUTHORITY TO EXECUTE

         Each party warrants to the other that it has full authority to execute this Agreement and will, upon written request by the other party, provide satisfactory written evidence thereof.

XIII.    NO LEASE OR POSSESSORY INTEREST

         The parties to this Agreement agree and expressly warrant that this Agreement is not a lease and does not convey any present interest whatever in the building or property on which the Band's Enterprise is located, or any proprietary or possessory interest in the Enterprise itself. The Band maintains the sole proprietary and possessory interest in the Enterprise. Moreover, the parties to this Agreement further warrant and understand that this Agreement is for consulting services only and does not relate to the management of the Enterprise; does not grant to Consultant the exclusive right to operate the Enterprise; does not prohibit the Band from encumbering its lands; and that the Agreement is not "relative to Indian lands" within the meaning of 25 U.S.C.
Section 81.

XIV.     CONFLICT OF INTEREST PROHIBITIONS

         A. The parties represent that no payments have been made and agree that no payment will be made to any elected member of the Band's tribal government or relative of any elected member of the Band's tribal government for the purpose of obtaining or maintaining this Agreement or any other privilege for the Consultant. For purposes of this paragraph, "relative" means an



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individual who is related to and lives in the immediate household of an elected member of the Band's tribal government.

         B. No party in interest in Consultant is an elected member of the government of the Band, or a relative of said member as defined by the Secretary of the Interior.

XV.      MODIFICATION

         This Agreement may be modified only with the formal written agreement of both parties.

XVI.     SEVERABILITY

         In the event any provision of this Agreement is for any reason held to be illegal or unenforceable, such provision will be severed or otherwise modified as may best preserve the intention of the parties hereto, and the Agreement as so modified will remain in full force and effect.

XVII.    RECITALS INCORPORATED

         The recitals set forth above are a material part of this Agreement, and are incorporated herein as if fully set forth here.

XVIII.   GOVERNING LAW

         This Agreement shall be governed by the laws of the United States.



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XIX.     ENTIRE AGREEMENT

         This Agreement is the entire agreement between the parties with respect to the subject matter of this Agreement and it is expressly understood that there are no oral, written or collateral agreements between the parties or other parties with a financial interest in the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on this 1st day of February, 1996.

TABLE MOUNTAIN RANCHERIA                   AMERICAN CASINO ENTERPRISES,
                                           INC.

/s/ Vern Castro                            /s/ Ronald J. Tassinari
----------------------------               ----------------------------
By VERN CASTRO, Chairman                   By RONALD J. TASSINARI,
                                           President




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                                    EXHIBIT A

                          SCOPE OF CONSULTING SERVICES


                            GENERAL CASINO OPERATIONS

1.       Organization including organization chart defining reporting lines.
2.       General operating policies.
3.       Access to sensitive areas.
4.       Key controls.
5.       Internal audit.
6.       Human resources.
7.       Housekeeping operations.
8.       Management information systems.
9.       Engineering and maintenance.
10.      Job descriptions and employee training seminars.
11. Internal control procedures for all aspects of gaming to conform with applicable requirements.
12.      Physical controls.
13.      Recording income of all departments.
14.      Recording and auditing of promotional allowances.
15.      Auditing income of all departments.
16.      Data processing control procedures
17.      Forms control and use.
18.      Design and implementation of payroll preparation and reporting.
19.      Design and implementation of accounts payable systems.
20.      Procedures for reconciliation and analysis of all bank accounts.
21.      Procedures for collection and analysis of accounts receivable.
22.      Design and implementation of all revenue recording procedures.
23.      Preparation and maintenance of a general ledger.
24.      Procedures for analysis and scheduling of general ledger accounts.
25.      Preparation of cash analysis report weekly.
26.      Preparation of forecast of cash needs monthly.
27. Preparation of monthly financial statements with analysis of any accounts designated by management.
28.      Design of procedures for safeguarding of all enterprise assets.
29.      Preparation of all federal, state and county tax returns.
30.      Design of all related accounting forms.
31.      Development of audit procedures for all accounting functions.
32.      Analysis of all appropriate insurance coverages.
33.      Analysis and review of all accounting equipment design and use.
34. Annual budget preparation and an ongoing analysis as to whether the operations are meeting budget expectations.

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                                    CARDROOM

1.       Purchasing of equipment and supplies.
2. Developing new cardroom games which comply with class II operations standards.
3.       Presenting a professional image to the public.
4.       Scheduling of employees.
5.       Introduction and operation of tournaments.
6.       Operations of other casinos.
7.       Casino layout.
8.       Gaming incentives for players.
9.       Alerting casino management of undesirable persons.
10.      Dealing precision.
11.      Seeking new clientele.
12. Possible problems in other departments that could affect cardroom operations.
13.      Analyzing daily, weekly and other periodic recaps.


                                GAMING DEPARTMENT

1.       Gaming department staffing.
2.       Gaming supervisors job description.
3.       Gaming tech/mechanic job description.
4.       Gaming change runners job description.
5.       Gaming department procedure manual.
6.       Gaming supervisors incident log.
7.       Gaming tech/mechanic incident log.
8.       Gaming change runners memo book.
9.       Gaming department employee files.
10.      Gaming department pay structure.
11.      Gaming department staff counseling and progressive discipline policy.
12.      Gaming department attendance policy.
13.      Gaming change runners variance policy.
14.      Gaming department staff scheduling
15.      Layout of work areas.
16.      Asset safeguard procedures.
17.      Gaming change runners accountabilities.


                           CAGE - SOFT AND HARD COUNT


1.       Casino cage - design, size and layout.
2.       Poker cage - design size and layout.
3.       Soft count - design, size and layout.
4.       Satellite cages - size and layout.
5.       Casino cage staff.

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6.       Soft count staff (hard count if it applies).
7.       Surveillance cameras.
8.       Cage money handling equipment.
9.       Soft count money handling equipment.
10.      Exchanges with satellite cages.
11.      Supervisors job description.
12.      Main bank job description.
13.      Cashiers job description
14.      Casino cage procedure manual.
15.      Cashiers memo book.
16.      Supervisors daily incident log.
17.      Main bank opening and closing.
18.      Handling of the daily bank deposit.
19.      Casino cage employee files.
20.      Casino cage pay structure.
21.      Casino cage staff counseling and progressive discipline policy.
22.      Casino cage attendance policy.
23.      Casino cage variance policy.
24.      Casino cage staff scheduling.
25.      Casino cage inventory forms.
26.      Casino cage revenue summary
27.      Casino cage accountability reporting.
28.      Imprest banks in satellite cages.
29.      Individual cashiers banks in casino cage.


                            SURVEILLANCE DEPARTMENT


1.       Camera layout in casino, video, cage, soft count and kitchen areas.
2.       Layout of surveillance room.
3.       General surveillance procedures and key objectives.
4.       Daily shift operations.
5.       I.O.U. procedures.
6.       Procedure violations and reporting.
7.       Incident investigation.
8.       The drop.
9.       Multiplexer playback.
10.      Money transfers.
11.      Confidential information.
12.      Close watch procedures.
13.      Power outage procedures.
14.      All cage operations and soft count.
15.      Armed robbery response.


                              SECURITY DEPARTMENT

1.       Security coverage requirements.
2.       Scheduling number of officers needed to supply coverage.



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3.       General security procedures and policies.
4.       Power failure policy.
5.       Customer escort policy.
6.       Radio usage procedures.
7.       Found property procedures.
8.       Incident report procedures.
9.       Tower coverage.
10.      Gaming floor security measures
11.      Special security requirements including:
         A.      Front doors.
         B.      Time clocks.
         C.      Employee entrance.
         D.      Parking lots.
         E.      Cage and vault.
12.      Use of security mobile unit.
13.      Use of roaming officers.
14.      Shuttle van procedures.


                           MARKETING AND ADVERTISING


1. Contacts at radio, television, outdoor advertising, newspaper, magazine, and airport display companies.
2. Schedules and budgets for each medium, including duration and detail of contracts with all of the above.
3.       Direction, tone and quality of advertising and marketing programs.
4.       Interviewing advertising agencies with strong gaming backgrounds.
5. Guiding the agency's creative output with respect to gaming Casino advertising.
6.       Specific concept and production for television and radio commercials.
7.       Developing event calendars and strategies for implementing them.
8. Developing outdoor advertising, newspaper, television, and radio campaigns.
9.       Developing concepts for special events and promotions.
10. Photo shoots for all creative designs for outdoor, magazine, newspaper & display.
11.      Marketing ideas within the casino to increase gaming activity.
12.      Strategy for public relations and community relations.
13.      Development of marketing and advertising budgets.


                          FOOD AND BEVERAGE OPERATION

I.       Kitchen Design and Planning

         A.      Space Planning
         B.      Equipment Analysis





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II.      Management Information Systems

         A.      Computer Applications.

                 1.       Sales-Analysis
                 2.       Purchasing
                 3.       Inventory
                 4.       Food Production
                 5.       Recipe Costing
                 6.       Production Scheduling
                 7.       Labor Cost
                 8.       Back Office/Accounting
                 9.       Point-of-Sale

III.     Food-Cost Control

         A.      Food Purchasing

                 1.       Purchasing Methods.
                 2.       Contract Purchasing.
                 3.       Purchase Size Determination.
                 4.       Standard Specifications.
                 5.       Forecasting Food Needs
                 6.       Procedures.

         B.      Receiving.

                 1.       Receiving Procedures.
                 2.       Effective Reporting.

         C.      Food Storage Management, Issuing, and Inventory Control

                 1.       Storage Evaluation

                          a.      Dry
                          b.      Refrigerated
                          c.      Frozen

                 2.       Issuing
                 3.       Inventory Controls

         D.      Preparation and Portion Controls

                 1.       Forecasting
                 2.       Portion control.


         E.      Beverage Control

                 1.       General Beverage Control Practices.





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IV.      Menu Planning and Control.

         A.      Menu Pricing Factors.
         B.      Menu Pricing Methods.
         C.      Labor & Energy Cost Calculations.
         D.      Measuring Menu and Menu Specials Effectiveness.
         E.      Menu Profitability and Popularity Comparisons.


V.       Labor

         A.      Labor Costs.

                 1.       Actual Labor Costs.
                 2.       Productivity.
                 3.       Cost-Solving Approaches.
                 4.       Management.

         B.      Analyzing Labor Costs.

                 1.       Determine Work Production Standards.
                 2.       Percentage of Sales.
                 3.       Payroll Analyses.

         C.      Staffing and Scheduling.

                 1.       Staffing.
                 2.       Scheduling and Schedule Patterns.

VI.      Review Financial Controls and Analysis

         A.      Internal Controls.
         B.      Food-Cost Accounting
         C.      Budgetary Controls
         D.      Acquisition of New Equipment.
         E.      Cost-Volume-Profit Analysis (Break-Even Analysis).






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